Exhibit 99.1

tronc, Inc. Names Ross Levinsohn Chief Executive Officer and Publisher of the Los Angeles Times
Levinsohn’s Appointment Will Support tronc’s Growth and Digital Transformation
August 21, 2017 - CHICAGO - tronc, Inc. (NASDAQ: TRNC) today announced that Ross Levinsohn has been named Chief Executive Officer and Publisher of the Los Angeles Times, effective immediately.
“Ross is a visionary and innovative executive who is the ideal person to lead the Los Angeles Times into its next stage of growth. We believe his longstanding ties to Southern California and passion for news, coupled with his deep experience in technology and media, make him uniquely qualified to accelerate our growth across the entire company,” said Justin C. Dearborn, Chief Executive Officer and Director.
As CEO and Publisher, Levinsohn will oversee the Los Angeles Times’ operations and be charged with expanding its journalistic endeavors, product and content initiatives, global footprint and business and revenue opportunities. He has a long history of driving transformation and growth across media, technology and consumer brands.
“The Los Angeles Times is a beacon of journalism and one of the most important voices in media, and I am honored and humbled to lead this world-class media enterprise. I look forward to working with the talented teams to expand our footprint, advance tronc’s digital transformation and further cement our role as a trusted source of news and information,” said Levinsohn. “We have global ambitions for this brand, and I believe the Los Angeles Times has the potential to further expand and deepen its societal and cultural impact regionally, nationally and around the world.”
Jim Kirk, Senior Vice President of Strategic Initiatives for tronc and formerly the Publisher and Editor-in-Chief of the Chicago Sun-Times, will serve as Interim Executive Editor for the Los Angeles Times. Kirk will work closely with Levinsohn in the search for an Editor-in-Chief, while supporting the senior editorial teams’ push to drive cutting-edge reporting and commentary.
Ross Levinsohn Bio
Ross Levinsohn is a digital media pioneer who has long been at the intersection of technology and media. Best known for his leadership roles at Yahoo! and Fox, Levinsohn has helped build and operate both complex large-scale businesses and startup endeavors. As Interim CEO and Head of Global Media at Yahoo!, he helped re-energize and reposition the company, and as President of Fox Interactive Media, his vision and leadership turned Fox into a leading digital player.

Exhibit 99.1

He served as Interim CEO at Yahoo!, after having led both Global Media and the Americas, Yahoo’s largest division responsible for over $3 billion in revenue. At Fox, he served as President of Fox Interactive Media, where he oversaw a diverse group of digital media properties including MySpace, IGN, Fox Sports, Rotten Tomatoes and Fox’s entertainment assets and grew the business to one of the largest digital companies in the country. He also played an integral role in the creation of what is now Hulu. He went on to serve as CEO of Guggenheim Digital Media, where he managed assets including The Hollywood Reporter, Billboard, Adweek and the Clio Awards. Most recently, he was Co-Founder and a Partner at Whisper Advisors, a boutique media and technology advisory firm, and a senior advisor at Boston Consulting Group. Levinsohn has also held senior management positions with AltaVista, CBS Sportsline and HBO.
Levinsohn holds a BA in Communications from The American University, where he serves on its board of trustees. He has also served as a director in several related companies including Tribune Media, Freedom Communications and Dex Media.
Cautionary Statements Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding tronc's business transformation strategy and 2017 guidance. Words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions generally identify forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some cases are beyond our control, include: changes in advertising demand, circulation levels and audience shares; competition and other economic conditions; the Company's ability to develop and grow its online businesses; changes in newsprint price; the Company's ability to maintain effective internal control over financial reporting; concentration of stock ownership among the Company's principal stockholders whose interests may differ from those of other stockholders; and other events beyond the Company’s control that may result in unexpected adverse operating results. The Company’s actual results could also be impacted by the other risks detailed from time to time in its publicly filed documents, including in Item 1A (Risk Factors) of its most recent Annual Report on Form 10-K, in its Quarterly Reports on Form 10-Q and in other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit 99.1

About tronc, Inc.
tronc, Inc. (NASDAQ:TRNC) is a media company rooted in award-winning journalism.  Headquartered in Chicago, tronc operates newsrooms in nine markets with titles including the Chicago Tribune, Los Angeles Times, The Baltimore Sun, Orlando Sentinel, South Florida's Sun-Sentinel, Newport News, Virginia’s Daily Press, Allentown, Pennsylvania's The Morning Call, Hartford Courant and The San Diego Union-Tribune.  Our legacy of brands has earned a combined 94 Pulitzer Prizes and is committed to informing, inspiring and engaging local communities.

Our brands create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.

Media Contact:
Marisa Kollias
tronc Corporate Communications
312.222.3308
mkollias@tronc.com

Investor Relations Contact:
Aaron Miles
tronc Investor Relations
312.222.4345
amiles@tronc.com